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                                                                   Exhibit 10.21

                               AMENDING AGREEMENT

THIS AGREEMENT dated effective the 1st day of December, 1998,

BETWEEN:

                           ARCTIC PRECIOUS METALS, INC.

                           5501 Lakeview Drive, Kirkland, Washington, 98033

                           ("Arctic")

                                            - and -

                           JAMES WOOD

                           5658 171st Avenue. S.E., Bellevue, Washington 98006

                           (the "Employee")

                                            - and -

                           ROYAL OAK MINES INC.

                           BCE Place, Suite 2500, 181 Bay Street, Toronto, Ontario M5J 2T7

                           ("Royal Oak")

WHEREAS:

A) Arctic, Royal Oak and the Employee entered into a written agreement effective the 21st day of July, 1995, as amended effective the 16th day of February, 1996 to record the terms and conditions of their employment relationship (the "Employment Agreement),

B) Arctic and Royal Oak wish to amend the Employment Agreement on the terms and conditions hereinafter set forth to entice the Employee to continue his employment with Arctic throughout the restructuring of Royal Oak, and to assist Royal Oak to avoid seeking the protection of bankruptcy and insolvency legislation thereby protecting shareholder value, and

C) Arctic and Royal Oak believe it is in their best interest to enter into this Amending Agreement,

NOW THEREFORE THIS AGREEMENT WITNESSES THAT, in consideration of the following mutual provisions and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by each party), the parties covenant and agree as follows:
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                                    ARTICLE 1

                               AMENDING PROVISIONS

1.1 The parties hereby covenant and agree to amend the Employment Agreement as follows:

         a)       Subparagraph 6(b.1) be added as follows:

                  "(b.1)   TERMINATING EVENT BY NOTEHOLDERS

                           In the course of restructuring Royal Oak, in the event that one or more holders or former holders of Royal Oak's Secured 12.75% Senior Subordinated Notes due 2006 (the "Noteholders") or any associate or affiliate thereof and/or any person or persons acting jointly or in concert with any one or more of the Noteholders or the associates or affiliates of any one or more of the Noteholders, whether directly or indirectly:

                  i. acquire(s) beneficial ownership or control and direction over the securities of Royal Oak which represent or which are convertible or exchangeable into securities of Royal Oak which represent or would, upon conversion or exchange, represent 50% or more of the total number of votes attached to Royal Oak's then outstanding securities entitled to be voted on the election of directors of Royal Oak;

                  ii. acquire(s) or otherwise hold(s) the right to elect, appoint or nominate for election as, directors of Royal Oak, such number of persons as is equal to or greater than 30% of the number of directors of Royal Oak holding office as directors of Royal Oak immediately prior to such right being acquired or held; or

                  iii. cause the dismissal (including without limitation, constructive dismissal) of Margaret K. Witte as Chairman or the Board of Directors of Royal Oak,

                           (Clauses i., ii. and iii. above are hereinafter referred to individually or collectively as a "Terminating Event")

                           the Employee shall have the option, exercisable within 30 days of the Terminating Event, of terminating this Agreement and his employment hereunder, immediately on delivery to Arctic and Royal Oak of a notice in writing (the "Terminating Notice"). If the Employee so terminates this Agreement pursuant to this subparagraph (b.1):

                           (A) Arctic shall pay the Employee, within 10 days of delivery to it of the Termination Notice, an amount equal to the sum of 24 months base salary.

                           (B) Arctic shall pay the Employee, within 10 days of delivery to it of the Termination Notice, an amount equal to any bonus earned by the Employee, but not paid.
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                                       3


                           (C) Arctic shall permit the Employee to continue to participate for 18 months in Arctic's fringe benefits as set out in subparagraph 5(b) herein (the "Fringe Benefits") under its then existing plans for an 18 month period following the Terminating Notice followed by payment to the Employee of a lump sum equal to Arctic's cost of maintaining the Employee on the Fringe Benefits under its then existing plans for a six month period.

                                    In the event that any or all Fringe Benefits carriers do not permit the Employee and/or his family to participate in any Fringe Benefit following his termination from Arctic, Arctic hereby covenants and agrees to obtain an equivalent Fringe Benefit plan at substantially the same cost for the Employee and his family, in which event Arctic's obligations for payment as set out above will continue to the same extent as if the Employee continued to participate in Arctic's Fringe Benefits.

                           (D) Arctic and Royal Oak shall provide the Employee with the right to immediately exercise all approved outstanding options, subject to confirmation of Exchange approval as specified in each Stock Option Agreement."

1.2 Except to the extent specifically amended hereby, the parties confirm the provisions of the Employment Agreement.

IN WITNESS WHEREOF this Amending Agreement has been executed and delivered by the parties effective the date first above written.

ARCTIC PRECIOUS METALS, INC.                ROYAL OAK MINES INC.

                                      c/s                                    c/s


Per:_______________________________         Per:_____________________________
        Authorized Signatory                        Authorized Signatory



SIGNED, SEALED AND DELIVERED

IN THE PRESENCE OF:


-----------------------------------             -----------------------------
Witness                                                 JAMES H. WOOD